UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018 (December 29, 2017)

M III ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 716-1491

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 29, 2017, M III Acquisition Corp. (the “Company”) held its 2017 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected two directors to serve as Class I directors on the Company’s board of directors (“Board”) until the 2019 annual meeting of stockholders or until their successors are elected and qualified and (ii) ratified the selection by the Board of Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

 Osbert Hood and Philip Marber were re-elected to serve as Class I directors. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Osbert Hood	10,156,197	1,942,241	1,430,504
Philip Marber	10,153,197	1,945,241	1,430,504

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Marcum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting results were as follows:

For	Against	Abstain
13,008,511	1,921	518,510

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2018

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer